                                                                  Exhibit (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer.--Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

--------------------------------------------------
  For this type of        Give the social security
  account:                number of --
--------------------------------------------------

   1. Individual          The individual

   2. Two or more         The actual owner of the
      individuals         account or, if combined
      (joint account)     funds, the first
                          individual on the
                          account/1/

   3. Custodian account   The minor/2/
      of a minor
      (Uniform Gift to
      Minors Act)

   4. a. The usual        The grantor-trustee/1/
         revocable
         savings trust
         account
         (grantor is
         also trustee)
      b. So-called        The actual owner/1/
         trust account
         that is not a
         legal or valid
         trust under
         state law

   5. Sole                The owner/3/
      proprietorship

--------------------------------------------------
                          Give the employer
  For this type of        identification number of
  account:                --
--------------------------------------------------

   6. Sole                The owner/3/
      proprietorship

   7. A valid trust,      The legal entity/4/
      estate, or
      pension trust

   8. Corporate           The corporation

   9. Association,        The organization
      club, religious,
      charitable,
      educational, or
      other tax-exempt
      organization

  10. Partnership         The partnership

  11. A broker or         The broker or nominee
      registered
      nominee

  12. Account with the    The public entity
      Department of
      Agriculture in
      the name of a
      public entity
      (such as a State
      or local
      government,
      school district,
      or prison) that
      receives
      agricultural
      program payments

--------------------------------------------------

/1/List first and circle the name of
  the person whose number you furnish.
  If only one person on a joint
  account has a social security
  number, that person's number must be
  furnished.
/2/Circle the minor's name and furnish
  the minor's social security number.
/3/You must show your individual name,
  but you may also enter your business
  or "doing business as" name. You may
  use either your social security
  number or your employer
  identification number (if you have
  one).
/4/List first and circle the name of
  the legal trust, estate, or pension
  trust. (Do not furnish the taxpayer
  identification number of the
  personal representative or trustee
  unless the legal entity itself is
  not designated in the account
  title.)

NOTE: If no name is circled when there
 is more than one name listed, the
 number will be considered to be that
 of the first name listed.

---------------------------------------

Obtaining a Number

If you don't have a taxpayer
identification number, obtain Form SS-
5, Application for a Social Security
Card, at the local Social Security
Administration office, or Form SS-4,
Application for Employer
Identification Number, by calling
1 (800) TAX-FORM, and apply for a
number.

Payees Exempt from Backup Withholding

Payees specifically exempted from
withholding include:
 . An organization exempt from tax
  under Section 501(a), an individual
  retirement account (IRA), or a
  custodial account under Section
  403(b)(7), if the account satisfies
  the requirements of Section
  401(f)(2).
 . The United States or a state
  thereof, the District of Columbia, a
  possession of the United States, or
  a political subdivision or wholly-
  owned agency or instrumentality of
  any one or more of the foregoing.
 . An international organization or any
  agency or instrumentality thereof.
 . A foreign government and any
  political subdivision, agency or
  instrumentality thereof.

Payees that may be exempt from backup
withholding include:
 . A corporation.
 . A financial institution.
 . A dealer in securities or
  commodities required to register in
  the United States, the District of
  Columbia, or a possession of the
  United States.
 . A real estate investment trust.
 . A common trust fund operated by a
  bank under Section 584(a).
 . An entity registered at all times
  during the tax year under the
  Investment Company Act of 1940.
 . A middleman known in the investment
  community as a nominee or who is
  listed in the most recent
  publication of the American Society
  of Corporate Secretaries, Inc.,
  Nominee List.
 . A futures commission merchant
  registered with the Commodity
  Futures Trading Commission.
 . A foreign central bank of issue.
 . A trust exempt from tax under
  Section 664 or described in Section
  4947.

Payments of dividends and patronage
dividends generally exempt from backup
withholding include:
 . Payments to nonresident aliens
  subject to withholding under Section
  1441.
 . Payments to partnerships not engaged
  in a trade or business in the United
  States and that have at least one
  nonresident alien partner.
 . Payments of patronage dividends not
  paid in money.
 . Payments made by certain foreign
  organizations.
 . Section 404(k) payments made by an
  ESOP.

Payments of interest generally exempt
from backup withholding include:
 . Payments of interest on obligations
  issued by individuals. Note: You may
  be subject to backup withholding if
  this interest is $600 or more and
  you have not provided your correct
  taxpayer identification number to
  the payer.
 . Payments of tax-exempt interest
  (including exempt-interest dividends
  under Section 852).
 . Payments described in Section
  6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds
  under Section 1451.
 . Payments made by certain foreign
  organizations.
 . Mortgage or student loan interest
  paid to you.

Certain payments, other than payments
of interest, dividends, and patronage
dividends, that are exempt from
information reporting are also exempt
from backup withholding. For details,
see Sections 6041, 6041A, 6042, 6044,
6045, 6049, 6050A and 6050N and the
regulations thereunder.

Exempt payees should complete a
substitute Form W-9 to avoid possible
erroneous backup withholding. Furnish
your taxpayer identification number,
write "EXEMPT" in Part 2 of the form,
sign and date the form and return it
to the payer if the payments are of
interest, dividends, or patronage
dividends.

Privacy Act Notice. -- Section 6109
requires you to provide your correct
taxpayer identification number to
payers who must report the payments to
the IRS. The IRS uses the numbers for
identification purposes and to help
verify the accuracy of your return and
may also provide this information to
various government agencies for tax
enforcement or litigation purposes.
Payers must be given the numbers
whether or not recipients are required
to file tax returns. Payers must
generally withhold 31% of taxable
interest, dividend, and certain other
payments to a payee who does not
furnish a taxpayer identification
number to a payer. Certain penalties
may also apply.

Penalties

(1) Failure to Furnish Taxpayer
Identification Number. -- If you fail
to furnish your taxpayer
identification number to a payer, you
are subject to a penalty of $50 for
each such failure unless your failure
is due to reasonable cause and not to
willful neglect.

(2) Civil Penalty for False
Information With Respect to
Withholding. -- If you make a false
statement with no reasonable basis
that results in no backup withholding,
you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying
Information. -- Willfully falsifying
certifications or affirmations may
subject you to criminal penalties
including fines and/or imprisonment.

  FOR ADDITIONAL INFORMATION CONTACT
  YOUR TAX CONSULTANT OR THE INTERNAL
           REVENUE SERVICE.